UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Oaktree Strategic Income Corporation

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Oaktree Strategic Income Corporation

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Dear Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Oaktree Strategic Income Corporation (the “Company”) to be held virtually on                , 2018, at 10:00 a.m., Pacific Time at the following website: www.virtualshareholdermeeting.com/ocsi2018sm. Stockholders of record of the Company at the close of business on                , 2018 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Details of the business to be conducted at the Special Meeting are given in the accompanying Notice of Meeting and proxy statement. This proxy statement is first being sent to stockholders of the Company on or about                , 2018. Your vote is very important to us.

The Board of Directors has approved and unanimously recommends that you vote FOR the proposal to approve the application of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act of 1940, as amended, to the Company. You can vote for this proposal by following the instructions on the enclosed proxy card and voting by Internet or telephone or by signing, dating and retuning the proxy card in the postage-paid envelope provided.

It is important that your shares be represented at the Special Meeting. Please follow the instructions on the enclosed proxy card and vote via the Internet or telephone or by signing, dating and returning the proxy card in the postage-paid envelope provided. Please note, however, that if you wish to vote online at the Special Meeting and your shares are held of record by a broker, bank, trustee or nominee, you must follow the instructions you receive from your broker, bank, trustee or nominee. We encourage you to vote via the Internet as it saves us significant time and processing costs. Voting by proxy does not deprive you of your right to participate in the Special Meeting.

No matter how many or few shares in the Company you own, your vote and participation are very important to us.

Sincerely,

/s/ Edgar Lee
Edgar Lee
Chief Executive Officer and Chief Investment Officer

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on                , 2018.

This proxy statement is also available at https://www.oaktreestrategicincome.com.

OAKTREE STRATEGIC INCOME CORPORATION

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

NOTICE OF VIRTUAL SPECIAL MEETING OF STOCKHOLDERS

Online Meeting Only – No Physical Meeting Location

www.virtualshareholdermeeting.com/ocsi2018sm

                , 2018, 10:00 a.m., Pacific Time

Dear Stockholders:

A Special Meeting of Stockholders (the “Special Meeting”) of Oaktree Strategic Income Corporation, a Delaware corporation (the “Company”), will be conducted online on                 , 2018, at 10:00 a.m., Pacific Time at the following website:

www.virtualshareholdermeeting.com/ocsi2018sm

At the Special Meeting, in addition to transacting such other business as may properly come before the meeting and any adjournments and postponements thereof, the stockholders of the Company will consider and vote on a proposal to approve the application of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act of 1940, as amended, to the Company. These reduced asset coverage requirements were enacted into law on March 23, 2018 in the Small Business Credit Availability Act (the “SBCAA”). The SBCAA, among other things, amended Section 61(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), to add a new Section 61(a)(2) that reduces the asset coverage requirement applicable to business development companies (“BDCs”) from 200% to 150% so long as the BDC meets certain disclosure requirements and obtains certain approvals of either its board of directors or stockholders. Under these modified asset coverage requirements, a BDC will be able to incur additional leverage, as the asset coverage requirements for senior securities (leverage) applicable to the Company pursuant to Sections 18 and 61 of the 1940 Act will be reduced to 150% (equivalent to a 66-2/3% debt-to-total capital ratio) from 200%.

At a meeting of the Board of Directors of the Company held on May 3, 2018, the Board of Directors, including a “required majority” of the Company’s directors, as defined in Section 57(o) of the 1940 Act, approved the application of the reduced asset coverage requirement in Section 61(a)(2) of the 1940 Act as being in the best interests of the Company and its stockholders. Therefore, subject to certain additional disclosure requirements as described in the proxy statement and provided such approval is not later rescinded, the reduced asset coverage requirement will apply to the Company effective as of May 3, 2019 (one year from the date of the approval of the Board of Directors).

In addition to its own approval, the Board has determined that it is advisable and in the best interests of the Company and its stockholders that the reduced asset coverage requirement apply to the Company as soon as practicable, and, therefore, the Board has determined to hold the Special Meeting and submit the proposal described below to the Company’s stockholders in order to potentially accelerate the effectiveness of the reduced asset coverage requirement. If the proposal is approved by the Company’s stockholders at the Special Meeting, the asset coverage required for the Company’s senior securities will be 150% rather than 200% commencing on the first day after such approval, rather than May 3, 2019.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE APPLICATION OF THE REDUCED ASSET COVERAGE REQUIREMENTS IN SECTION 61(A)(2) OF THE 1940 ACT TO THE COMPANY.

You have the right to receive notice of, and to vote at, the Special Meeting if you were a stockholder of record of the Company at the close of business on            , 2018. Whether or not you plan to participate in the Special Meeting, we encourage you to vote your shares by following the instructions on the enclosed proxy card to vote your shares via the Internet or telephone, or by signing, dating and returning the proxy card in the postage-paid envelope provided. Please note, however, that if you wish to vote at the Special Meeting and your shares are held of record by a broker, bank, trustee or nominee, you must follow the instructions you receive from your broker, bank, trustee or nominee.

We are not aware of any other business that may properly be brought before the Special Meeting.

Thank you for your continued support of Oaktree Strategic Income Corporation.

By order of the Board of Directors,

/s/ John B. Frank
John B. Frank
Chairman

Los Angeles, CA

                , 2018

To ensure proper representation at the Special Meeting, please follow the instructions on the enclosed proxy card to vote your shares via the Internet or telephone, or by signing, dating and returning the proxy card in the postage-paid envelope provided. Even if you vote your shares prior to the Special Meeting, you still may participate in the Special Meeting.

Oaktree Strategic Income Corporation

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

PROXY STATEMENT

Virtual Special Meeting of Stockholders

General

We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Oaktree Strategic Income Corporation (the “Company,” “we,” “us,” or “our”) for use at the Company’s virtual Special Meeting of Stockholders (the “Special Meeting”). The Company began mailing this proxy statement on or about                , 2018 to all stockholders of the Company entitled to vote their shares at the Special Meeting.

We encourage you to vote your shares, by following the instructions on the enclosed proxy card and granting a proxy (i.e., authorizing someone to vote your shares). If you provide voting instructions, either via the Internet, by telephone or by signing, dating and returning the proxy card, and the Company receives them in time for the Special Meeting, the persons named as proxies will vote your shares in the manner that you specified.

Meeting Information

The Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The Special Meeting will be held on                , 2018 at 10:00 a.m., Pacific Time. To participate in the Special Meeting, visit www.virtualshareholdermeeting.com/ocsi2018sm and enter the 16-digit control number included on the enclosed proxy card or in the instructions that accompanied your proxy materials. Online check-in will begin at 9:55 a.m., Pacific Time. Please allow time for online check-in procedures.

You are entitled to participate in the Special Meeting only if you are a stockholder of the Company as of the close of business on the record date for the Special Meeting, which is                , 2018 (the “Record Date”), or you hold a valid proxy for the Special Meeting.

Availability of Proxy and Meeting Materials

This proxy statement is also available at https://www.oaktreestrategicincome.com.

Purpose of Meeting

In addition to transacting such other business as may properly come before the Special Meeting and any adjournments or postponements, at the Special Meeting, the stockholders of the Company will be asked to vote on the following proposal (the “Proposal”): to approve the application of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), to the Company.

Voting Information

General

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

Voting Securities

You may cast one vote for each share of common stock of the Company that you owned as of the Record Date. Shares of the Company’s common stock have equal voting rights as all other shares of the Company’s common stock and are the only class of voting securities outstanding of the Company. As of                , 2018, the Company had 29,466,768 shares of common stock outstanding.

Quorum Required

For the Company to conduct business at the Special Meeting, a quorum of stockholders of the Company must be present. The presence at the Special Meeting, virtually or by proxy, of the holders of a majority of the shares of the Company’s common stock outstanding on the Record Date will constitute a quorum of the Company. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares will not be voted and will not be treated as shares that are present for quorum purposes.

The Chairman of the Company shall have the power to adjourn the Special Meeting, whether or not a quorum is present, from time to time for any reason and without notice other than announcement at the Special Meeting.

Submitting Voting Instructions for Shares Held Through a Broker, Bank, Trustee or Nominee

If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must follow the voting instructions you receive from your broker, bank, trustee or nominee. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee and want to participate in the Special Meeting, you must follow the instructions you receive from your broker, bank, trustee or nominee. Please instruct your broker, bank, trustee or nominee so your vote can be counted.

Discretionary Voting

Brokers, banks, trustees and nominees have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. The Proposal being considered by the Company at the Special Meeting is a “non-routine” matter. If you hold your shares in street name (or “nominee name”) and do not provide your broker, bank, trustee or nominee who holds such shares of record with specific instructions regarding how to vote on the Proposal, your broker may not be permitted to vote your shares on this “non-routine” proposal.

Please note that to be sure your vote is counted on the Proposal, you should instruct your broker, bank, trustee or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted at the Special Meeting and will not be counted as present for quorum purposes.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of the Company’s common stock, you may authorize a proxy to vote on your behalf by following the instructions provided on the enclosed proxy card. Authorizing your proxy will not limit your right to participate in the Special Meeting and vote your shares online. A properly completed and submitted proxy will be voted in accordance with your instructions unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations. Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

If you require assistance with voting or have any questions about the Special Meeting, please contact our proxy solicitor, Broadridge Investor Communication Solutions, Inc. (“Broadridge”), toll-free at (855) 486-7909.

Receipt of Multiple Proxy Cards

Some of the Company’s stockholders hold their shares in more than one account and may receive a separate proxy card or voting instruction form for each of those accounts. To ensure that all of your shares are represented at the Special Meeting, we recommend that you vote by following the instructions in each proxy card or voting instruction form that you receive.

Revoking Your Proxy

If you are a stockholder of record of the Company, you can revoke your proxy at any time before it is exercised by: (i) delivering a written revocation notice that is received prior to the Special Meeting to Oaktree Strategic Income Corporation, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary; (ii) submitting a later-dated proxy that we receive before the conclusion of voting at the Special Meeting; or (iii) participating in the Special Meeting and voting online. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Participating in the Special Meeting does not revoke your proxy unless you also vote online at the Special Meeting.

Votes Required

The affirmative vote of a majority of the Company’s votes cast at the Special Meeting is required to approve the Proposal (i.e., the number of shares voted “for” the approval of the application of the reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act to the Company exceeds the number of votes “against” the application of the reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act to the Company). Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast and, as a result, will have no effect on the Proposal.

Information Regarding This Solicitation

In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by regular employees of Oaktree Fund Administration, LLC (“Oaktree Administrator”), the Company’s administrator, and its affiliates. No additional compensation will be paid to such regular employees for such services. The principal address of Oaktree Administrator is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. Oaktree Administrator has engaged Broadridge to provide certain proxy solicitation services for which it will be paid a fee of $5,200 plus reimbursement of out-of-pocket expenses. The costs of these services will be borne by the Company. You could be contacted by telephone by the solicitor on behalf of the Company and be urged to vote. The solicitor will not attempt to influence how you vote your shares, but will only ask that you take the time to cast a vote. The Company will reimburse brokers and other persons holding the Company’s common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

Additional Information

If you have any questions about the Special Meeting, voting or your ownership of the Company’s common stock, please contact Broadridge at 51 Mercedes Way, Edgewood, NY 11717 or by calling toll-free at (855) 486-7909.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of                , 2018, the beneficial ownership information of each current director of the Company, as well as the Company’s executive officers, each person known to it to beneficially own 5% or more of the outstanding shares of the Company’s common stock, and the executive officers and directors as a group. Percentage of beneficial ownership is based on 29,466,768 shares of common stock outstanding as of                , 2018.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the shares of the Company’s common stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power over the shares beneficially owned by such beneficial owner. The directors are divided into two groups — interested director and independent directors. The interested director is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act. The address of all executive officers and directors is c/o Oaktree Strategic Income Corporation, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Name	Number of Shares of Common Stock Owned Beneficially	Percentage of Company Common Stock Outstanding
Interested Director:
John B. Frank	11,876	*
Independent Directors:
Richard Cohen	35,645	*
Craig Jacobson	17,600	*
Richard G. Ruben	28,000	*
Bruce Zimmerman	14,000	*
Executive Officers:
Mel Carlisle	—	—
Kimberly Larin	—	—
Edgar Lee	6,000	*
Mathew Pendo	8,550	*
All Executive Officers and Directors as a Group(1)	121,671	*
5% Holders
Oaktree Capital Management, L.P.(2) (3)	8,375,925	28.4%
Leonard M. Tannenbaum(4)	7,994,800	27.1%

*	Represents less than 1%
(1)	Amount only includes Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting persons of the Company.
(2)	The address for Oaktree Capital Management, L.P. (“Oaktree”) is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.
(3)	As reported on a Schedule 13D filed by Oaktree on March 12, 2018, of the shares over which Oaktree has shared voting and dispositive power, (i) 392,000 shares of common stock are held by Oaktree Capital I, L.P. and (ii) Oaktree may be deemed to beneficially own 7,983,925 shares of common stock pursuant to a voting agreement by and among Oaktree, Fifth Street Holdings, L.P., Leonard M. Tannenbaum, the Leonard M. Tannenbaum Foundation and the Tannenbaum Family 2012 Trust.
(4)

As reported on the Form 4 filed by Mr. Tannenbaum on November 2, 2017 and other information available to the Company, of the 7,994,800 shares of common stock over which Mr. Tannenbaum has shared voting and dispositive power: (i) 5,080,544 shares of common stock are held by Mr. Tannenbaum directly; (ii) 2,668,381 of common stock shares are held by Fifth Street Holdings, L.P.; (iii) 139,367 shares of common stock are held directly by the Leonard M. Tannenbaum 2012 Trust for the benefit of certain members of Mr. Tannenbaum’s family, (iv) 95,634 shares are held by the Leonard M. Tannenbaum Foundation and (v) 10,875 shares of common stock are held by Mr. Tannenbaum’s children.

The following table sets forth, as of                , 2018, the dollar range of our equity securities that is beneficially owned by each of the current directors of the Company.

Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Director:
John B. Frank	$50,001 – $100,000
Independent Directors:
Richard Cohen	Over $100,000
Craig Jacobson	Over $100,000
Richard G. Ruben	Over $100,000
Bruce Zimmerman	Over $100,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	The dollar range of equity securities beneficially owned in us is based on the closing price per share for the Company’s common stock of $ , on , 2018 on the Nasdaq Global Select Market.
(3)	The dollar range of equity securities beneficially owned are: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

PROPOSAL — APPROVAL OF APPLICATION OF REDUCED ASSET COVERAGE REQUIREMENTS TO THE COMPANY

Background and 1940 Act Requirements

The Company is a closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the 1940 Act. The 1940 Act contains asset coverage requirements which limit the ability of BDCs to incur leverage, and BDCs are generally only allowed to borrow amounts by issuing debt securities or preferred stock (collectively referred to as “senior securities”) if the BDC’s asset coverage, as defined in the 1940 Act, equals at least 200% after such borrowing. For purposes of the 1940 Act, “asset coverage” means the ratio of (1) the total assets of a BDC, less all liabilities and indebtedness not represented by senior securities, to (2) the aggregate amount of senior securities representing indebtedness (plus, in the case of senior securities represented by preferred stock, the aggregate involuntary liquidation preference of such preferred stock).

On March 23, 2018, the Small Business Credit Availability Act (the “SBCAA”) was enacted into law. The SBCAA, among other things, amended Section 61(a) of the 1940 Act to add a new Section 61(a)(2) that reduces the asset coverage requirement applicable to BDCs from 200% to 150% so long as the BDC meets certain disclosure requirements and obtains certain approvals. The reduced asset coverage requirement would permit a BDC to have a debt to equity ratio of a maximum of 2x (i.e. $2 of debt outstanding for each $1 of equity) as compared to a maximum of 1x (i.e. $1 of debt outstanding for each $1 of equity) under the 200% asset coverage requirement. Effectiveness of the reduced asset coverage requirement to a BDC requires approval by either (1) a “required majority,” as defined in Section 57(o) of the 1940 Act, of such BDC’s board of directors with effectiveness one year after the date of such approval or (2) a majority of votes cast at a special or annual meeting of such BDC’s stockholders at which a quorum is present, which can be effective as soon as the day after such stockholder approval.

At a meeting of the Board held on May 3, 2018, the Board, including a “required majority” of the Company’s directors, as defined in Section 57(o) of the 1940 Act, approved the application of the reduced asset coverage requirement in Section 61(a)(2) of the 1940 Act as being in the best interests of the Company and its stockholders, and, as a result, and subject to certain additional disclosure requirements as described below and provided such approval is not later rescinded, the reduced asset coverage requirement will apply to the Company effective as of May 3, 2019.

In addition, the Board has determined that it is advisable and in the best interest of the Company and its stockholders that the reduced asset coverage requirement for senior securities in Section 61(a)(2) of the 1940 Act apply to the Company as soon as practicable. Therefore, the Board has decided to hold the Special Meeting to seek approval from the Company’s stockholders of the Proposal in order to potentially accelerate the effectiveness of the reduced asset coverage requirement. If the Proposal is approved by the Company’s stockholders at the Special Meeting, the asset coverage required for the Company’s senior securities will be 150% rather than 200% commencing on the first day after such approval.

Recommendation and Rationale

The Board has approved and unanimously recommended that the Company’s stockholders vote in favor of the Proposal and the application of the reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act to the Company. In reaching its decision to recommend the Proposal, the Board, including all of the independent directors, considered, among other things, the following factors related to the Proposal:

•	the additional flexibility to manage the Company’s capital to take advantage of attractive investment opportunities and flexibility to delay potential equity capital raises until times when the trading price of the Company’s common stock exceeds net asset value per share;

•	the Company’s investment strategy and focus on first lien senior secured loans;

•	the ability to broaden the Company’s portfolio;

•	the potential impact (both positive and negative) on net investment income, return to stockholders and net asset value;

•	the additional flexibility to make distributions required to maintain the Company’s tax status as a regulated investment company without violating the 1940 Act; and

•	the impact on fees payable by the Company to Oaktree.

Flexibility to manage the Company’s capital to take advantage of attractive investment opportunities and flexibility to delay potential equity capital raises until times when the trading price of the Company’s common stock exceeds net asset value per share

The Company intends to deploy capital across credit and economic cycles with a focus on long-term results, and we believe that attractive investment opportunities will present themselves at all points of the cycle. However, we cannot predict when attractive opportunities may arise and such opportunities may arise at a time when it may be disadvantageous or we are unable to raise additional equity due to the 1940 Act limitations on the issuances of common stock at prices below net asset value per share absent stockholder approval (which the Company does not currently have). The Board noted that if the Company is not able to access additional capital when attractive investment opportunities arise, including because the trading price of the Company’s common stock is less than the then-current net asset value per share, or such equity capital is accessible on terms that the Company does not believe to be optimal, its ability to grow over time and to continue to pay distributions to its stockholders could be adversely affected. Based on our balance sheet as of March 31, 2018, reducing the asset coverage requirements applicable to the Company from 200% to 150% would permit the Company to borrow up to approximately $294 million in additional capital. The ability to access this additional capital would provide flexibility to pursue attractive investment opportunities as they arise and to delay potential equity capital raises until times when the trading price of the Company’s common stock exceeds net asset value per share (or not require equity capital raises). The Board also noted that the incurrence of additional leverage will require amendments to the Company’s existing credit facilities with Citibank, N.A. (entered into through the Company’s wholly-owned special purpose vehicle subsidiary, OCSI Senior Funding II LLC) and East West Bank, both of which currently require the Company to maintain an asset coverage of at least 200%, and there is no assurance that the Company could negotiate such changes on favorable terms, or at all. The Board discussed that the Company’s use of a debt securitization and a credit facility entered into by a special purpose vehicle subsidiary can provide advantages over traditional commercial bank credit facilities, such as a lower borrowing cost to the Company and a longer reinvestment period (i.e. the period during which the borrowing/issuing entity can continue to use principal proceeds from existing loans to purchase new loans). Furthermore, the Board discussed that there could be no assurance that the Company would be able to obtain additional leverage from lenders on favorable terms, or at all.

Investment strategy and focus on first lien senior secured loans

The Board noted that the Company has primarily invested in senior secured loans and expects that the Company’s portfolio will include primarily first lien senior secured financings. As of March 31, 2018 and September 30, 2017, 89.0% and 89.5%, respectively, of the Company’s portfolio at fair value consisted of senior secured debt investments that bore interest at floating rates and that are secured by first or second priority liens on the assets of the portfolio companies. A portfolio primarily comprised of these types of investments is well-positioned to incur additional leverage. As noted below, additional leverage would magnify increases in the Company’s income, if any, which could cause the Company’s net income to exceed the quarterly hurdle rate for the incentive fee the Company pays to Oaktree with comparatively lower absolute returns on the Company’s investments.

The Board further noted that the increase in total assets available for investment as a result of incurring additional leverage would increase the assets available for investment in assets considered “non-qualifying assets” for purposes of Section 55 of the 1940 Act, including larger capitalization public companies.

Ability to broaden the Company’s portfolio

The Board noted that, as of March 31, 2018, the Company is invested in the securities of 65 portfolio companies across 35 industries with an average investment size of $8 million and discussed that a portion of Oaktree’s strategy with respect to repositioning the Company’s portfolio is to provide larger, more liquid first lien loans in the established middle market. The ability to access additional capital through reducing the asset coverage requirements applicable to the Company will allow the Company to make larger loans to new and existing portfolio companies with no corresponding loss of diversification of the current portfolio (whether by number of portfolio companies or industries to which the Company has investment exposure). In addition, making larger loans would allow the Company to better leverage the Oaktree platform, which has a demonstrated capacity to invest in large deals and to solely underwrite transactions. The Board further noted that investing in larger loans would allow the Oaktree investment professionals to concentrate their efforts on portfolio management across a smaller number of investments, allowing the team to more proactively manage risk and take preemptive action to resolve potential problems where possible.

Potential impact on net investment income, return to stockholders and net asset value

The Board considered the impact of additional leverage on the Company’s net investment income, noting that additional leverage could increase net investment income. However, the Board also discussed that additional leverage, conversely, could cause the Company’s net investment income to decline more sharply if the Company’s portfolio had more non-performing assets than it otherwise would have if the Company did not employ such additional leverage, if spreads were to further tighten and interest rates to the Company increased. In addition, any additional leverage incurred by the Company would increase its expenses, including interest expense and dividends on any debt and preferred stock, respectively, that the Company may issue, as well as potential fees and costs related to amendments to existing credit facilities or entering into new credit facilities. Increased expenses when combined with any decrease in the Company’s income would cause net income to decline more sharply than it would have had the Company not incurred additional leverage, which could negatively affect the Company’s ability to make common stock distributions or debt payments.

The following table illustrates the effect of leverage on returns from an investment in the Company’s common stock assuming that the Company employs the asset coverage in effect as of March 31, 2018 and hypothetical asset coverage ranging from 200% to 150% in each case at various annual returns on the Company’s portfolio as of March 31, 2018, net of expenses. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing below.

Assumed Return on Portfolio (Net of Expenses)	-10.00%	-5.00%	0.00%	5.00%	10.00%
Corresponding net return to common stockholder assuming actual asset coverage as of March 31, 2018 (213% asset coverage)(1)	-22.29%	-12.87%	-3.46%	5.96%	15.37%
Corresponding return to common stockholder assuming 200% asset coverage (2)	-23.92%	-13.92%	-3.92%	6.08%	16.08%
Corresponding return to common stockholder assuming 190% asset coverage (3)	-25.45%	-14.90%	-4.35%	6.20%	16.75%
Corresponding return to common stockholder assuming 180% asset coverage (4)	-27.39%	-16.14%	-4.89%	6.35%	17.60%
Corresponding return to common stockholder assuming 170% asset coverage (5)	-29.88%	-17.73%	-5.59%	6.55%	18.69%
Corresponding return to common stockholder assuming 160% asset coverage (6)	-33.19%	-19.86%	-6.53%	6.81%	20.14%
Corresponding return to common stockholder assuming 150% asset coverage (7)	-37.80%	-22.81%	-7.82%	7.16%	22.15%

(1)	For purposes of this table, this line has assumed $554.6 million in total assets, $260.1 million in debt outstanding, $294.5 million in net assets as of March 31, 2018, and a weighted average interest rate of 3.92% as of March 31, 2018 (exclusive of deferred financing costs). Actual interest payments may be different.
(2)	For purposes of this table, this line has assumed $589.0 million in total assets, $294.5 million in debt outstanding, $294.5 million in net assets as of March 31, 2018, and a weighted average interest rate of 3.92% as of March 31, 2018 (exclusive of deferred financing costs). Actual interest payments may be different.
(3)	For purposes of this table, this line has assumed $621.5 million in total assets, $327.0 million in debt outstanding, $294.5 million in net assets as of March 31, 2018, and a weighted average interest rate of 3.92% as of March 31, 2018 (exclusive of deferred financing costs). Actual interest payments may be different.
(4)	For purposes of this table, this line has assumed $662.5 million in total assets, $368.0 million in debt outstanding, $294.5 million in net assets as of March 31, 2018, and a weighted average interest rate of 3.92% as of March 31, 2018 (exclusive of deferred financing costs). Actual interest payments may be different.
(5)	For purposes of this table, this line has assumed $715.1 million in total assets, $420.6 million in debt outstanding, $294.5 million in net assets as of March 31, 2018, and a weighted average interest rate of 3.92% as of March 31, 2018 (exclusive of deferred financing costs). Actual interest payments may be different.
(6)	For purposes of this table, this line has assumed $785.3 million in total assets, $490.8 million in debt outstanding, $294.5 million in net assets as of March 31, 2018, and a weighted average interest rate of 3.92% as of March 31, 2018 (exclusive of deferred financing costs). Actual interest payments may be different.
(7)	For purposes of this table, this line has assumed $882.9 million in total assets, $588.4 million in debt outstanding, $294.5 million in net assets as of March 31, 2018, and a weighted average interest rate of 3.92% as of March 31, 2018 (exclusive of deferred financing costs). Actual interest payments may be different.

The Board also discussed the potential impact that the incurrence of additional leverage may have on the Company’s net asset value. If the value of the Company’s assets increases, additional leverage could cause net asset value to increase more rapidly than it otherwise would have if the Company did not employ such additional leverage. Conversely, if the fair value of the Company’s investments were to decrease, then the net asset value of the Company would decrease more rapidly than it would have in the absence of the utilization of such additional leverage.

Additional flexibility to make distributions required to maintain the Company’s tax status as a regulated investment company without violating the 1940 Act

The 1940 Act currently prohibits the Company from declaring any dividend or other distribution to holders of any class of capital stock, in the case of debt securities, or common stock, in the case of preferred stock, unless the its asset coverage with respect to senior securities is at least 200%. By lowering the asset coverage requirement to 150%, the Company will have additional flexibility, subject to compliance with the covenants under any debt facilities, to pay distributions to its stockholders in order to be eligible for the tax benefits available to a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended. This additional flexibility may be helpful in circumstances where the value of the Company’s assets, and thus the Company’s asset coverage, declines, but the level of the Company’s net investment income remains relatively constant and, as a result, the Company continues to have cash available to make any necessary distributions to stockholders. If the Company were to fail to make required distributions and no longer qualify as a RIC, the Company would become subject to corporate-level U.S. federal income tax.

Impact on fees payable by the Company to Oaktree

The Company is externally managed by Oaktree pursuant to an investment advisory agreement (the “Investment Advisory Agreement”), and the base management fee payable to Oaktree pursuant to the Investment Advisory Agreement is 1.00% of the value of the Company’s total gross assets, including any investment made with borrowings, but excluding cash and cash equivalents. The Board considered that incurring additional leverage will increase the management fee payable to Oaktree irrespective of the return on the incremental assets and also noted that sourcing additional investment opportunities to deploy any additional capital will require additional time and effort on the part of Oaktree and its investment personnel.

As noted above, additional leverage will magnify any positive returns on the Company’s investment portfolio, which would cause the Company’s income to possibly exceed the hurdle rate on the incentive fee payable to Oaktree pursuant to the Investment Advisory Agreement at a lower return on the Company’s investments. Thus, if the Company incurs additional leverage, additional incentive fees may be payable to Oaktree under the Investment Advisory Agreement without any corresponding increase (and potentially with a decrease) in the Company’s performance. The Board also noted that the incentive fee payable by the Company to Oaktree may create an incentive for it to make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement, which could result in higher investment losses, particularly during cyclical economic downturns.

Other Considerations

The Board also noted that holders of any senior securities, including any additional senior securities that the Company may be able to issue as a result of the reduced asset coverage requirements, will have fixed-dollar claims on the Company’s assets that are superior to the claims of its stockholders. In the case of a liquidation event, holders of these senior securities would receive proceeds to the extent of their fixed claims before any distributions are made to the Company’s stockholders, and the issuance of additional senior securities may result in fewer proceeds remaining for distribution to the Company’s stockholders if the assets purchased with the capital raised from the issuance of such senior securities decline in value.

The Board also discussed the additional disclosures required upon the modification of the asset coverage requirement. Such additional disclosure includes a requirement to disclose the approval of the 150% asset coverage requirement in a filing with the SEC within five business days of such approval. Following such approval, the Company will be required to include in its quarterly reports on Form 10-Q and annual reports on Form 10-K the principal amount or liquidation preference of its senior securities and its asset coverage ratio as of the date of the most recent financial statements, the fact that the 150% asset coverage had been approved by the Company and the effective date of such approval along with the principal risk factors associated with the Company’s senior securities. The Board noted that such disclosure requirements were not anticipated to be burdensome to the Company.

Based on its consideration of each of the above factors and such other information as the Board deemed relevant, the Board concluded that the Proposal is in the best interests of the Company and its stockholders and recommended that the Company’s stockholders approve the Proposal.

Required Vote

The affirmative vote of a majority of the votes cast at the Special Meeting in person or by proxy is required to approve the Proposal. Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast and, as a result, will have no effect on the Proposal.

The Board has approved and unanimously recommends a vote “FOR” the approval of the application of the reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act to the Company.

OTHER MATTERS

Stockholder Proposals

Any stockholder proposals submitted pursuant to the SEC’s Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2019 annual meeting of stockholders must be received by the Company on or before October 15, 2018. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Oaktree Strategic Income Corporation, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary. In order for any proposal by a stockholder made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act, it must be received by the Company not later than December 29, 2018. If your proposal is not “timely” within the meaning of Rule 14a-4(c), then proxies solicited by the Company for the 2019 annual meeting of stockholders may confer discretionary authority to the Company to vote on that proposal.

Stockholder proposals or director nominations for the Company to be presented at the 2019 annual meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not more than 150 days and not less than 120 days prior to the date of the anniversary of the previous year’s annual meeting of stockholders. For the 2019 annual meeting of stockholders of the Company, the Company must receive such proposals and nominations no earlier than November 7, 2018 and no later than December 7, 2018. If the annual meeting of stockholders is scheduled to be held on a date more than thirty days prior to or after such anniversary date, stockholder proposals or director nominations must be received no later than the 10th day following the day on which such notice of the date of the 2019 annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting was made. Proposals and nominations must also comply with the other requirements contained in the Company’s bylaws, including supporting documentation and other information and representations.

Other Business

The Board does not presently intend to bring any other business before the Special Meeting. As to any other business that may properly come before the Special Meeting, however, proxies will be voted in respect thereof in accordance with the discretion of the proxyholders.

Whether or not you expect to participate in the Special Meeting, please follow the instructions on the proxy card to vote via the Internet or telephone, or by signing, dating and returning the proxy card so that you may be represented at the Special Meeting. The Special Meeting will be a completely virtual meeting of stockholders and will be conducted exclusively by webcast. To participate in the Special Meeting, visit www.virtualshareholdermeeting.com/ocsi2018sm and enter the 16-digit control number included on the proxy card or in the instructions that accompanied your proxy materials. Online check-in will begin at 9:55 a.m., Pacific Time. Please allow time for online check-in procedures. For questions regarding the Special Meeting and voting, please contact us by calling us collect at (213) 830-6300, by e-mail at ocsi-ir@oaktreecapital.com, or by writing to Oaktree Strategic Income Corporation, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary.

Delivery of Proxy Materials

Please note that only one copy of the proxy statement and Notice of Special Meeting may be delivered to two or more stockholders of record of the Company who share an address unless we have received contrary instructions from one or more of such stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders of record of the Company at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us collect at (213) 830-6300 or by writing to Oaktree Strategic Income Corporation, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary.

Available Information

We file periodic reports, current reports, proxy statements and other information with the SEC. This information is available at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549 and on the SEC’s website at www.sec.gov. The public may obtain information on the operation of the SEC’s public reference room by calling the SEC at (202) 551-8090. This information, including the Company’s most recent Annual Report on Form 10-K, is also available free of charge by calling us collect at (213) 830-6300, by e-mail at ocsi-ir@oaktreecapital.com, or by writing to Oaktree Strategic Income Corporation, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary, or on our website at https://www.oaktreestrategicincome.com. The information on these websites is not incorporated by reference into this proxy statement.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com
OAKTREE STRATEGIC INCOME CORPORATION 333 SOUTH GRAND AVENUE, 28TH FLOOR LOS ANGELES, CA 90071

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ocsi2018sm

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E48197-S71884	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  OAKTREE STRATEGIC INCOME CORPORATION

        The Board of Directors recommends you vote FOR the following proposal.

        Vote on Proposal

		For	Against	Abstain

1.	To approve the application of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act of 1940, as amended, to the Company.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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E48198-S71884

Oaktree Strategic Income Corporation

SPECIAL MEETING OF STOCKHOLDERS

[TBD], 2018 10:00 A.M. Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Edgar Lee, Mathew Pendo and Mary Gallegly, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of Oaktree Strategic Income Corporation (the “Company”) which the undersigned is entitled to vote at the 2018 Special Meeting of Stockholders of the Company, to be held virtually on [TBD], 2018, at 10:00 a.m. Pacific Time, at the following website: www.virtualshareholdermeeting.com/ocsi2018sm, and any adjournments or postponements thereof, as indicated on this proxy. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders of the Company.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE. WHERE NO CHOICE IS SPECIFIED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR PROPOSAL 1, AS DESCRIBED IN THE PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side